As filed with the Securities and Exchange Commission on October 5, 2004
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BROADCOM CORPORATION

(Exact name of registrant as specified in its charter)

California	33-0480482
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

16215 Alton Parkway

Irvine, California 92618
(949) 450-8700
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

David A. Dull, Esq.

Vice President of Business Affairs, General Counsel and Secretary
Broadcom Corporation
16215 Alton Parkway
Irvine, California 92618
(949) 450-8700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick T. Seaver, Esq.
Derek D. Dundas, Esq.
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
(714) 540-1235

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to	Amount to be	Offering Price	Aggregate Offering	Amount of
be Registered	Registered(1)	Per Share(2)	Price(2)	Registration Fee

Class A common stock, $0.0001 par value per share	4,172,537	$26.795	$111,803,102.12	$14,165.45

(1)	This Registration Statement shall also cover any additional shares of Broadcom Corporation’s Class A Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Broadcom Corporation’s receipt of consideration that results in an increase in the number of Broadcom Corporation’s outstanding shares of Class A Common Stock.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the NASDAQ National Market on September 28, 2004.

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling shareholders named in this prospectus are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 5, 2004.

PROSPECTUS

BROADCOM CORPORATION

4,172,537 Shares of Class A Common Stock

        In connection with our acquisition of all the outstanding shares of Alphamosaic Limited, a company incorporated in England and Wales, or Alphamosaic, we issued a total of 4,172,537 shares of our Class A common stock to the stockholders of Alphamosaic in September 2004. This prospectus may be used by former stockholders of Alphamosaic to resell the shares of our Class A common stock issued to them in the Alphamosaic acquisition.

      The selling shareholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares covered by this prospectus.

      Our Class A common stock is traded on the NASDAQ National Market under the symbol “BRCM.” On October 1, 2004, the closing sale price of the Class A common stock on Nasdaq was $28.96 per share. You are urged to obtain current market quotations for our Class A common stock.

       Investing in our Class A common stock involves a high degree of risk. See the section entitled “Risk Factors” in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus for certain risks and uncertainties you should consider.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

      Unless the context otherwise requires or otherwise specifies, references in this prospectus to “Broadcom,” “we,” “our,” and “us” refer to Broadcom Corporation and its subsidiaries.

      We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of Class A common stock.

PROSPECTUS SUMMARY

Broadcom Corporation

      We are a leading provider of highly integrated semiconductor solutions that enable broadband communications and networking of voice, video and data services. We design, develop and supply complete system-on-a-chip (SoC) solutions incorporating digital, analog and radio frequency (RF), microprocessor and digital signal processing (DSP) technologies as well as related hardware and software system-level applications. Our diverse product portfolio addresses every major broadband communications market and includes solutions for digital cable and satellite set-top boxes; high definition television (HDTV); cable and digital subscriber line (DSL) modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; home and wireless networking; cellular and terrestrial wireless communications; Voice over Internet Protocol (VoIP) gateway and telephony systems; broadband network and security processors; and SystemI/ OTM server solutions.

      We were incorporated in California in August 1991. Our principal executive offices are located at 16215 Alton Parkway, Irvine, California 92618-3616, and our telephone number at that location is (949) 450-8700. Our Internet address is www.broadcom.com. Information contained in our website is not incorporated by reference into and does not form any part of this prospectus.

Acquisition of Alphamosaic Limited

      In September 2004 we acquired all of the outstanding capital stock of Alphamosaic, a company incorporated in England and Wales and located in Cambridge, England. In exchange for all outstanding shares of Alphamosaic capital stock, we issued a total of 4,172,537 shares of our Class A common stock and made cash payments aggregating approximately $2.7 million. The acquisition occurred in two closings, the first on September 17, 2004 and the second on September 27, 2004. A portion of the shares of Class A common stock issued by us in connection with the transaction were placed in escrow pursuant to the terms of the acquisition agreement. The offer and sale of the shares of Class A common stock were effected without registration in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act. We have also assumed obligations under a long term incentive plan that could result in the issuance of up to approximately 141,000 additional shares of our Class A common stock to Alphamosaic employees.

      In connection with the acquisition of Alphamosaic we also entered into an agreement with its former stockholders in which we agreed to register for resale the shares of our Class A common stock issued in connection with the acquisition. All of the shares of Class A common stock received by the former stockholders of Alphamosaic were “restricted securities” under the Securities Act prior to this registration.

The Offering

Class A common stock offered by selling shareholders	4,172,537 shares
Use of proceeds	Broadcom Corporation will not receive any proceeds from the sale of shares in this offering
NASDAQ National Market symbol	BRCM

FORWARD-LOOKING STATEMENTS

      All statements included in this prospectus, any accompanying prospectus supplement and the documents they incorporate by reference, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Reference is made in particular to forward-looking statements regarding product sales, expenses, earnings per share, liquidity and capital resources and trends. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

      Important factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition are discussed in more detail under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K for the year ended December 31, 2003 and other documents that we file with the SEC that are incorporated herein by reference. You may obtain copies of these documents as described under “Where You Can Find More Information” below.

      Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials by mail at prescribed rates by writing to the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (www.sec.gov). You can also inspect reports and other information we file at the office of National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C., 20006.

      This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our Class A common stock, including certain exhibits. You can obtain a copy of this registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004;

•	Our current reports on Form 8-K filed April 16, 2004, June 14, 2004, September 15, 2004, September 23, 2004 and October 5;

•	The Definitive Proxy Statement for our 2004 Annual Meeting of Shareholders as filed March 29, 2004 on Schedule 14A;

•	All of our filings pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of the registration statement; and

•	The description of our Class A common stock contained in our registration statement on Form 8-A filed with the SEC on April 6, 1998, including any amendment or report filed for the purpose of updating that description.

      Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. Unless expressly incorporated into this registration statement, a report furnished on Form 8-K under the Exchange Act shall not be incorporated by reference into this registration statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

      If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents are available from us without charge, excluding all exhibits not specifically incorporated by reference into this prospectus. You may request a copy of these documents by writing or telephoning us at the following address:

Investor Relations

Broadcom Corporation
P.O. Box 57013
Irvine, California 92619
(949) 926-5663

      You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

RISK FACTORS

      Before deciding to purchase, hold or sell our Class A common stock, you should carefully consider the cautionary statements, risk factors and other information described under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2003 and subsequent reports on Forms 10-Q and 8-K, which are incorporated herein by reference. The risks and uncertainties described in those documents and others that we file with the SEC are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business. If any of these known or unknown risks or uncertainties actually occurs with material adverse effects on Broadcom, our business, financial condition and results of operations could be seriously harmed. In that event, the market price for our Class A common stock could decline and you may lose all or part of your investment.

USE OF PROCEEDS

      The selling shareholders will receive all, and we will not receive any, of the proceeds from the sales of the shares of Class A common stock by the selling shareholders pursuant to this prospectus.

DILUTION

      The net tangible book value of our common stock on June 30, 2004 was approximately $997.0 million, or approximately $3.12 per share. Net tangible book value per share represents the amount of our total tangible assets, less our total liabilities, divided by the total number of shares of our Class A and Class B common stock outstanding. Since we are not issuing any additional shares in connection with sales of the Class A common stock being made pursuant to the prospectus, and since we will not receive any of the proceeds from the sales of Class A common stock under this prospectus, the net tangible book value of our Class A common stock will not be increased as a result of such sales, nor will the number of shares outstanding be affected by such sales. Consequently, there will be no change in net tangible book value per share of our Class A common stock as a result of any sales made under this prospectus. However, new investors may experience dilution. Any dilution to new investors will represent the difference between the amount per share paid by a purchaser of shares of our Class A common stock in this offering and the net tangible book value per share of our Class A common stock at the time of the purchase. Our Class B common stock is not publicly traded.

SELLING SHAREHOLDERS

      The shares of Class A common stock that may be resold hereunder by the selling shareholders are shares that were issued by us in connection with the Alphamosaic acquisition. The following table sets forth, as of September 30, 2004, the number of shares and the percentage of our Class A common stock owned by each selling shareholder prior to this offering and the number of shares of Class A common stock that may be offered by each selling shareholder pursuant to this prospectus. The information is based on the number of shares of our Class A common stock outstanding as of September 30, 2004 and information provided by or on behalf of the selling shareholders. We cannot estimate the amount of our Class A common stock that will be beneficially owned by the selling shareholders after completion of this offering because the selling shareholders may offer all, some or none of the shares of our Class A common stock beneficially owned by them. In addition, the selling shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of Class A common stock in transactions exempt from the registration requirements of the Securities Act since the date on which they provided the information regarding their shares. The shares offered by this prospectus may be offered from time to time by the selling shareholders named below.

	Shares of Class A Common Stock
	Beneficially Owned Prior to
	Offering (1)		Number of Shares
			of Class A Common
Shareholder	Number	Percentage of Class	Stock Being Offered

ACT Nominees 2001 Ltd	1,142,117	*	1,142,117
James Adams	1,376	*	1,376
Steve Allen	23,346	*	23,346
Gerald Avison	450	*	450
Jalal Bagherli	140,141	*	140,141
Neil Bailey	26,493	*	26,493
Roger Barker	1,144	*	1,144
Steve Barlow	140,141	*	140,141
John Behrendt	21,122	*	21,122
Steve Bitton	1,371	*	1,371
Chris Boross	1,721	*	1,721
Laurent Brisedoux	1,144	*	1,144
Kok-Aun Chan	700	*	700
Dom Cobley	13,267	*	13,267
David Connell	450	*	450
Chris Cytera	1,319	*	1,319
Peter de Rivaz	26,493	*	26,493

	Shares of Class A Common Stock
	Beneficially Owned Prior to
	Offering (1)		Number of Shares
			of Class A Common
Shareholder	Number	Percentage of Class	Stock Being Offered

Jenny de Rivaz	3,135	*	3,135
Doughty Hanson & Co Technology Limited as General Partner of Doughty Hanson & Co Technology Limited Partnership Number One	163,421	*	163,421
Doughty Hanson & Co Technology Limited as General Partner of Doughty Hanson & Co Technology Limited Partnership Number Two	98,054	*	98,054
Doughty Hanson & Co Technology Limited as General Partner of Doughty Hanson & Co Technology Limited Partnership Number Three	293,341	*	293,341
Doughty Hanson & Co Technology Limited as General Partner of Doughty Hanson & Co Technology Limited Partnership Number Four	157,378	*	157,378
Doughty Hanson & Co Technology Limited as General Partner of Doughty Hanson & Co Technology Limited Partnership Number Five	61,443	*	61,443
Paul Dyke	700	*	700
Nicola Early	2,352	*	2,352
Paul Grant	8,022	*	8,022
Karen Harland	700	*	700
Mark Hefferland	12,055	*	12,055
Alan Henderson	62,547	*	62,547
Nick Hollinghurst	3,485	*	3,485
Geraint James	1,144	*	1,144
Mark Jordan	1,371	*	1,371
Gary Keall	26,493	*	26,493
Olga Laille	861	*	861
David Lewsey	1,144	*	1,144
Simon Long	1,144	*	1,144
Terry Mackown	26,493	*	26,493
Simon Martin	3,485	*	3,485
Mike McTighe	36,869	*	36,869
Officers Nominees Limited (as nominee of Doughty Hanson & Co. Managers Limited on behalf of the Doughty Hanson & Co. Technology Co-Investment Schemes)	113,851	*	113,851
Ross Oldfield	1,371	*	1,371
Paul Osborn	3,485	*	3,485
David Plowman	26,493	*	26,493
Prelude Trust plc	913,055	*	913,055
Timothy Ramsdale	26,493	*	26,493
John Read	23,355	*	23,355
Matt Rowley	3,485	*	3,485
Paul Rutherford	3,310	*	3,310
Sunil Shah	1,371	*	1,371

	Shares of Class A Common Stock
	Beneficially Owned Prior to
	Offering (1)		Number of Shares
			of Class A Common
Shareholder	Number	Percentage of Class	Stock Being Offered

David Sinclair	3,135	*	3,135
Zoe Smith	343	*	343
Julie Snow	1,371	*	1,371
Robert Swann	140,141	*	140,141
TTP Group plc	13,498	*	13,498
TTP Venture Fund LP	364,849	*	364,849
Rainer Ulrich	3,135	*	3,135
Christopher van Essen	450	*	450
Keith Walker	15,372	*	15,372
Martin Whitfield	3,485	*	3,485
Olly Woodford	2,057	*	2,057

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Shares of Class A common stock issuable under options, warrants or convertible securities that are exercisable within 60 days after September 30, 2004 are deemed outstanding for computing the percentage ownership of the person holding the option, warrant or convertible security but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Class A common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named above.

      Except as set forth below, none of the selling shareholders has held any position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years:

•	Each of the selling shareholders set forth above is a party to (i) the Share Purchase Deed dated as of September 17, 2004 by and among Broadcom, Broadcom International Limited (our subsidiary) and Alphamosaic, and/or (ii) an Employee Share Exchange Agreement dated as of September 27, 2004 by and among Broadcom, Broadcom International Limited and certain former shareholders of Alphamosaic; and

•	Certain of the selling shareholders have been employed by Alphamosaic or us.

      All of the shares received by the selling shareholders at the closing of the Alphamosaic transaction were “restricted securities” under the Securities Act prior to this registration.

PLAN OF DISTRIBUTION

      The shares covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes the selling shareholders named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling shareholders may sell the shares from time to time and may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling shareholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NASDAQ National Market;

•	in privately negotiated transactions; and

•	in option transactions.

      In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

      To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling shareholders who are not employees of Broadcom or Alphamosaic, or otherwise subject to our insider trading policy, may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Class A common stock in the course of hedging the positions they assume with selling shareholders. The selling shareholders who are not employees of Broadcom or Alphamosaic, or otherwise subject to our insider trading policy, may also sell the Class A common stock short and redeliver the shares to close out such short positions. These selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale. In offering the shares covered by this prospectus, the selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

      To comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

      At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

      We will bear all costs, expenses and fees in connection with the registration of the shares of Class A common stock covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants, as well as up to $10,000 of the fees and expenses of one special counsel to the selling shareholders. The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares of Class A common stock. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

      In connection with our acquisition of Alphamosaic, we agreed to register under the Securities Act the shares covered by this prospectus and to keep the registration statement of which this prospectus constitutes a part effective until one year after the date of the second closing under the acquisition agreement.

EXPERTS

      Broadcom’s consolidated financial statements (and schedule) included in our Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports included therein and incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements (and schedule) are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

      The validity of the shares being offered by this prospectus will be passed upon for us by Latham & Watkins LLP.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

      The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Broadcom (except any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$14,165
Legal fees and expenses	30,000
Accounting fees and expenses	10,000
Miscellaneous	10,000

Total	$44,165

All of the above except the SEC registration fee are estimated.

Item 15.	Indemnification of Directors and Officers.

      Broadcom’s Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California General Corporation Law (the “California Law”). Under the California Law, a director’s liability to a company or its shareholders may not be limited with respect to the following items: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders, (vi) contracts or transactions between the company and a director within the scope of Section 310 of the California Law, (vii) improper distributions, loans and guarantees under Section 316 of the California Law, (viii) acts or omissions occurring prior to the date such provision eliminating or limiting the personal liability of a director became effective or (ix) acts or omissions as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to Broadcom’s shareholders for any violation by a director of the director’s fiduciary duty to Broadcom or its shareholders.

      Broadcom’s Articles of Incorporation also include an authorization for Broadcom to indemnify its “agents” (as defined in Section 317 of the California Law) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, Broadcom’s Bylaws provide for indemnification of Broadcom’s directors. In addition, Broadcom may, at its discretion, provide indemnification to persons whom Broadcom is not obligated to indemnify, including its officers, employees and other agents. The Bylaws also allow Broadcom to enter into indemnity agreements with individual directors, officers, employees and other agents. These indemnity agreements have been entered into with all directors and executive officers and provide the maximum indemnification permitted by law. These agreements, together with Broadcom’s Bylaws and Articles of Incorporation, may require Broadcom, among other things, to indemnify these directors or executive officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that they are not entitled to indemnification, and to obtain directors’ and officers’ insurance if available on reasonable terms. Section 317 of the California Law and Broadcom’s Bylaws makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16.	Exhibits.

      See the Exhibit Index attached to this Registration Statement and incorporated herein by reference.

Item 17.	Undertakings.

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Broadcom Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, state of California, on the 5th day of October, 2004.

BROADCOM CORPORATION

By:	/s/ ALAN E. ROSS

Alan E. Ross
President and Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Broadcom Corporation, a California corporation, do hereby constitute and appoint Alan E. Ross and Henry Samueli and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN E. ROSS Alan E. Ross	President and Chief Executive Officer; Director (Principal Executive Officer)	October 5, 2004

/s/ HENRY SAMUELI Henry Samueli,Ph.D.	Chairman of the Board and Chief Technical Officer	October 5, 2004

/s/ WILLIAM J. RUEHLE William J. Ruehle	Vice President and Chief Financial Officer (Principal Financial Officer)	October 5, 2004

/s/ BRUCE E. KIDDOO Bruce E. Kiddoo	Vice President and Corporate Controller (Principal Accounting Officer)	October 5, 2004

/s/ GEORGE L. FARINSKY George L. Farinsky	Director	October 5, 2004

/s/ JOHN MAJOR John Major	Director	October 5, 2004

/s/ ROBERT E. SWITZ Robert E. Switz	Director	October 5, 2004

/s/ WERNER F. WOLFEN Werner F. Wolfen	Director	October 5, 2004

BROADCOM CORPORATION

REGISTRATION STATEMENT ON FORM S-3

EXHIBIT INDEX

Exhibit
No.	Description

5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on page II-4 hereto).